UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2013

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2013, POZEN Inc., a Delaware corporation (POZEN) and Patheon Pharmaceuticals Inc. (“Patheon”) agreed to amend that certain Manufacturing Services Agreement (the “Supply Agreement”) and a related Capital Expenditure and Equipment Agreement (the “Capital Agreement”) both dated December 19, 2011 relating to the manufacture of the Company’s PA32450 product candidate to now include the Company’s PA8140 product candidate (together with PA32450, the “Products”).

Under the terms of the Supply Agreement, Patheon agreed to manufacture, and the Company agreed to purchase, a specified percentage of the Company’s requirements of its pharmaceutical product containing 325 mg of delayed release aspirin and 40 mg of immediate release omeprazole, known as PA32540, for sale in the United States.  The First Amendment to the Manufacturing and Services Agreement (the “Amendment to the Supply Agreement”) expressly incorporates the Company’s lower dose product containing 81 mg of delayed release aspirin and 40 mg of immediate release omeprazole, known as PA8140, into the Supply Agreement.  The Amendment to the Supply Agreement also clarifies that the manufacturing services contemplated by the Supply Agreement include the manufacture of validation batches; provided, however, that the placing of an order for such validation batches will not trigger the Commencement Date of the Initial Term (each as defined in the Supply Agreement).  The Amendment to the Supply Agreement also includes updated pricing for the Company’s PA32540 product candidate and a new pricing schedule for the Company’s PA8140 product candidate, as well as other conforming changes to the Supply Agreement.

The First Amendment to the Capital Expenditure and Equipment Agreement (the “Amendment to the Capital Agreement”), replaces the existing Schedule A of the Capital Agreement, which lists dedicated and non-dedicated capital equipment and facility modifications to be funded in whole or in part by the Company, with a new updated schedule which reflects the parties’ current assumptions regarding the need for and timing of capital equipment expenditures based upon Patheon’s current and anticipated production capacity and current volume projections for the Products.  Under the terms of the Capital Agreement, the Company was previously required to contribute to the cost of such additional capital equipment and facility modifications, up to a maximum of approximately $2.5 million in the aggregate.  Pursuant to the terms of the Amendment to the Capital Agreement, the parties have agreed to reduce the amount of such maximum expenditure to approximately $1.2 million dollars in light of the revised capacity and volume assumptions.

The foregoing is summary of the material terms of the Amendment to the Supply Agreement and the Amendment to the Capital Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Supply Agreement and the Amendment to the Capital Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  July 15, 2013

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